Exhibit 99.1

Independent Bank Corp. Reports Second Quarter Net Income of $14.7 Million

Growth in Revenues, Loans, and Core Deposits Drive Strong Results

ROCKLAND, Mass.--(BUSINESS WIRE)--July 17, 2014--Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2014 second quarter net income of $14.7 million, or $0.61 per diluted share, increases of 10.2% and 8.9%, respectively, as compared to $13.4 million, or $0.56 per diluted share, in the prior quarter.

The first two quarters of 2014 both contained items which the Company considers non-core, such as gains on life insurance benefits, impairment on acquired facilities, and loss on termination of derivatives. When excluding such items, net operating earnings for the second quarter were $15.1 million, or $0.63 per diluted share, versus the prior quarter’s net operating earnings of $12.1 million, or $0.51 per diluted share, representing increases of 24.4% and 23.5%, respectively.

“Rockland Trust has steadily grown loans and deposits through constant attention to banking fundamentals,” said Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “My colleagues, who forge strong customer relationships through exemplary service, are the foundation of our consistency. We remain focused on deepening customer relationships and capitalizing on opportunities in historic markets and in the areas into which we have expanded.”

BALANCE SHEET

Total assets of $6.3 billion at June 30, 2014 increased by $122.4 million, or 2.0%, from the prior quarter and by $495.7 million, or 8.5%, as compared to the year ago period, inclusive of the acquisition of Mayflower Bancorp, Inc. (“Mayflower”) in November 2013.

Total loans of $4.9 billion at June 30, 2014 increased by $78.2 million, or 6.5%, on an annualized basis, during the second quarter, and by $355.4 million, or 7.9%, when compared to the year ago period. Each major loan category experienced growth in the second quarter. The commercial loan portfolio once again led the way, increasing by $62.0 million, or 7.3%, on an annualized basis from the first quarter of 2014, as origination volumes and loan pipelines remain robust. The commercial and industrial component was especially strong, rising by nearly 15.0% on an annualized basis during the second quarter, as compared to the linked quarter. Modest growth also occurred in the residential real estate and home equity portfolios.

Total deposits of $5.3 billion at June 30, 2014 increased by $183.9 million, or 14.4%, on an annualized basis, during the second quarter, and by $621.7 million, or 13.3%, when compared to the year ago period. Strong growth in each core deposit category continued. Core deposits rose by $206.3 million, or 18.9%, on an annualized basis, from the prior quarter, and as of June 30, 2014, represented 86.6% of total deposits. As a result, the total cost of deposits remained consistent with the prior quarter’s low level of 0.22%, and decreased slightly from 0.23% in the year ago period.

The securities portfolio decreased slightly from the prior quarter by $9.8 million to $714.0 million at June 30, 2014 and represented 11.2% of total assets at June 30, 2014.

Stockholders’ equity at June 30, 2014 rose to $616.5 million, an increase of 2.3% from the prior quarter. As compared to the year ago period, stockholders’ equity has increased by $72.9 million, or 13.4%. The strong growth in capital led to an increase in the Company’s tangible book value per share, which increased by $0.59, or 3.3% during the second quarter to $18.20. The Company’s tangible common ratio for the quarter of 7.05% also reflected a strong increase from the prior quarter.

NET INTEREST INCOME

Net interest income increased to $49.1 million for the second quarter of 2014 as compared to $47.6 million in the linked quarter, reflective of higher earning asset levels. During the second quarter, the Company’s net interest margin remained relatively consistent with the prior quarter, dropping only one basis point to 3.48% as it benefited from stable asset yields and continued low funding costs.

NONINTEREST INCOME

The Company recorded noninterest income of $16.9 million during the second quarter of 2014, which represents a $659,000, or 3.8%, decrease from the linked quarter. Significant changes in noninterest income included the following:

  Interchange and ATM fees rose by $347,000, or 11.7%, due to the ongoing addition of core checking customers, as well as increased seasonal debit card usage.
  Investment management income increased by $533,000, or 11.6%, primarily driven by seasonal tax preparation fees as well as continued growth in assets under administration, which were $2.4 billion at June 30, 2014, a 3.5% increase from the linked quarter.
  Mortgage banking income increased by $390,000, or 80.1%, primarily due to the increase in volume during the quarter.
  The Company recorded gains on life insurance benefits in the amount of $337,000 and $1.6 million for the first and second quarter of 2014, respectively.
  Loan level derivative income decreased by $422,000, or 56.6%, due to the mix of commercial loan closings during the quarter.
  Other noninterest income decreased by $209,000, or 11.0%, mainly due to gains on sale of fixed assets of $256,000 recognized in the prior quarter.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $43.0 million during the second quarter of 2014 which represents a $1.1 million, or 2.6%, increase from the prior quarter. Significant changes in noninterest expense included the following:

  Salaries and employee benefits decreased $237,000, or 1.0%, during the second quarter due to a decrease in payroll taxes, partially offset by incentive compensation increases.
  Occupancy and equipment expense decreased $845,000, or 13.8%, due to decreases in snow removal costs and impairments recorded on acquired facilities in the first quarter of 2014.
  During the second quarter, the Company used excess liquidity to repay $75.0 million of Federal Home Loan Bank borrowings and terminated associated derivative positions which resulted in the recognition of a loss on termination of $1.1 million.
  Other noninterest expenses increased by $1.1 million, or 11.0%, mainly due to increases in advertising of $425,000, other losses and charge-offs of $288,000, consultant fees of $251,000, and mortgage operations expense of $164,000.

The Company generated a return on average assets and a return on average common equity of 0.94% and 9.65%, respectively, in the second quarter, as compared to 0.88% and 9.02% in the first quarter of 2014. On an operating basis, the return on average assets and the return on average common equity for the three months ended June 30, 2014 were 0.96% and 9.87%, respectively, as compared to 0.80% and 8.17%, respectively, for the first quarter of 2014.

ASSET QUALITY

All asset quality metrics improved notably during the second quarter of 2014, due to the Company’s prudent resolution of nonperforming loans and the impact in the first quarter of a single commercial real estate loan that was partially charged-off. For the second quarter, total net charge-offs were $1.3 million, or 0.11%, of average loans on an annualized basis, a decrease of $2.8 million when compared to the prior quarter. The provision for loan losses was $2.3 million for the second quarter, as compared to $4.5 million for the quarter ended March 31, 2014. Nonperforming loans also decreased significantly during the quarter by $8.8 million to $27.4 million, or 0.56% of total loans, at June 30, 2014, from $36.2 million, or 0.75% of total loans, at March 31, 2014. In addition nonperforming assets decreased to $39.7 million at the end of the second quarter of 2014, as compared to $46.5 million in the linked quarter. Delinquency as a percentage of loans declined as well to 0.70% at June 30, 2014, as compared to 0.85% at March 31, 2014.

The allowance for loan losses was $54.5 million at June 30, 2014, as compared to $53.6 million for the prior quarter. The Company’s allowance for loan losses as a percentage of loans remained consistent at 1.12% for both June 30, 2014 and March 31, 2014.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 18, 2014. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-317-6016 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Conference Number: 10048506. The webcast replay will be available until July 18, 2015.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. has approximately $6.3 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island and through telephone banking, mobile banking, and the Internet. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com. Rockland Trust is an FDIC Member and an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

  a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
  adverse changes in the local real estate market;
  a further deterioration of the credit rating for U.S. long-term sovereign debt;
  acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
  changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
  higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;
  unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;
  adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;
  unexpected increased competition in the Company’s market area;
  unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;
  a deterioration in the conditions of the securities markets;
  our inability to adapt to changes in information technology;
  electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
  adverse changes in consumer spending and savings habits;
  the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;
  changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
  changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and
  other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings and operating EPS, which are non-GAAP financial measures, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings and operating EPS, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	Jun 2014 vs.	Jun 2014 vs.
(Unaudited dollars in thousands)	2014	2014	2013	Mar 2014	Jun 2013

Assets
Cash and due from banks	$119,326	$142,349	$139,672	-16.17%	-14.57%
Interest-earning deposits with banks	151,538	74,934	197,266	102.23%	-23.18%
Securities
Securities available for sale	340,081	348,258	303,855	-2.35%	11.92%
Securities held to maturity	373,888	375,556	225,278	-0.44%	65.97%
Total securities	713,969	723,814	529,133	-1.36%	34.93%

Loans held for sale	16,125	6,788	32,497	137.55%	-50.38%
Loans
Commercial and industrial	853,327	822,509	742,343	3.75%	14.95%
Commercial real estate	2,300,633	2,282,939	2,150,833	0.78%	6.96%
Commercial construction	252,222	239,536	231,719	5.30%	8.85%
Small business	78,955	78,147	77,283	1.03%	2.16%
Total commercial	3,485,137	3,423,131	3,202,178	1.81%	8.84%
Residential real estate	541,601	538,626	513,551	0.55%	5.46%
Home equity - 1st position	503,149	499,095	481,542	0.81%	4.49%
Home equity - subordinate positions	337,666	328,190	310,908	2.89%	8.61%
Total consumer real estate	1,382,416	1,365,911	1,306,001	1.21%	5.85%
Other consumer	17,947	18,227	21,932	-1.54%	-18.17%
Total loans	4,885,500	4,807,269	4,530,111	1.63%	7.85%
Less - allowance for loan losses	(54,538)	(53,629)	(52,976)	1.69%	2.95%
Net loans	4,830,962	4,753,640	4,477,135	1.63%	7.90%
Federal Home Loan Bank stock	37,350	39,926	38,674	-6.45%	-3.42%
Bank premises and equipment	64,166	64,433	56,344	-0.41%	13.88%
Goodwill and core deposit intangible	181,460	182,051	161,089	-0.32%	12.65%
Other assets	233,422	237,985	220,785	-1.92%	5.72%
Total assets	$6,348,318	$6,225,920	$5,852,595	1.97%	8.47%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,462,761	$1,399,717	$1,283,301	4.50%	13.98%
Savings and interest checking accounts	2,096,029	2,032,204	1,798,495	3.14%	16.54%
Money market	1,036,513	957,052	884,696	8.30%	17.16%
Time certificates of deposit	702,858	725,286	709,971	-3.09%	-1.00%
Total deposits	5,298,161	5,114,259	4,676,463	3.60%	13.29%
Borrowings
Federal Home Loan Bank borrowings	60,174	140,228	261,456	-57.09%	-76.99%
Customer repurchase agreements and other short-term borrowings	131,766	128,485	141,826	2.55%	-7.09%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Junior subordinated debentures	73,797	73,852	74,018	-0.07%	-0.30%
Subordinated debentures	30,000	30,000	30,000	0.00%	0.00%
Total borrowings	345,737	422,565	557,300	-18.18%	-37.96%
Total deposits and borrowings	5,643,898	5,536,824	5,233,763	1.93%	7.84%
Other liabilities	87,931	86,540	75,227	1.61%	16.89%
Stockholders' equity
Common stock	236	236	226	0.00%	4.42%
Additional paid in capital	307,720	306,156	272,165	0.51%	13.06%
Retained earnings	310,226	301,218	278,611	2.99%	11.35%
Accumulated other comprehensive loss, net of tax	(1,693)	(5,054)	(7,397)	-66.50%	-77.11%
Total stockholders' equity	616,489	602,556	543,605	2.31%	13.41%
Total liabilities and stockholders' equity	$6,348,318	$6,225,920	$5,852,595	1.97%	8.47%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited dollars in thousands)				% Change	% Change
	June 30,	March 31,	June 30,	Jun 2014 vs.	Jun 2014 vs.
	2014	2014	2013	Mar 2014	Jun 2013

Interest income
Interest on fed funds sold and short term investments	$69	$38	$21	81.58%	228.57%
Interest and dividends on securities	4,727	4,687	3,517	0.85%	34.40%
Interest on loans	49,393	48,204	47,720	2.47%	3.51%
Interest on loans held for sale	96	51	237	88.24%	-59.49%
Total interest income	54,285	52,980	51,495	2.46%	5.42%
Interest expense
Interest on deposits	2,789	2,791	2,543	-0.07%	9.67%
Interest on borrowed funds	2,443	2,583	3,337	-5.42%	-26.79%
Total interest expense	5,232	5,374	5,880	-2.64%	-11.02%
Net interest income	49,053	47,606	45,615	3.04%	7.54%
Less - provision for loan losses	2,250	4,502	3,100	-50.02%	-27.42%
Net interest income after provision for loan losses	46,803	43,104	42,515	8.58%	10.09%
Noninterest income
Deposit account fees	4,463	4,359	4,343	2.39%	2.76%
Interchange and ATM fees	3,322	2,975	2,761	11.66%	20.32%
Investment management	5,136	4,603	4,357	11.58%	17.88%
Mortgage banking income	877	487	1,669	80.08%	-47.45%
Increase in cash surrender value of life insurance policies	721	722	786	-0.14%	-8.27%
Gain on life insurance benefits	337	1,627	-	-79.29%	100.00%
Net gain (loss) on sale of equity securities	(20)	91	4	-121.98%	-600.00%
Loan level derivative income	324	746	816	-56.57%	-60.29%
Other noninterest income	1,697	1,906	1,956	-10.97%	-13.24%
Total noninterest income	16,857	17,516	16,692	-3.76%	0.99%
Noninterest expense
Salaries and employee benefits	22,843	23,080	21,594	-1.03%	5.78%
Occupancy and equipment	5,301	6,146	4,919	-13.75%	7.77%
Data processing and facilities management	1,179	1,253	1,201	-5.91%	-1.83%
FDIC assessment	966	905	934	6.74%	3.43%
Merger and acquisition	-	77	754	-100.00%	-100.00%
Loss on termination of derivatives	1,122	-	-	100.00%	100.00%
Other noninterest expense	11,569	10,426	12,762	10.97%	-9.34%
Total noninterest expense	42,980	41,887	42,164	2.61%	1.94%
Income before income taxes	20,680	18,733	17,043	10.39%	21.34%
Provision for income taxes	5,934	5,350	4,285	10.92%	38.48%
Net income	$14,746	$13,383	$12,758	10.18%	15.58%

Basic earnings per share	$0.62	$0.56	$0.56	10.71%	10.71%
Diluted earnings per share	$0.61	$0.56	$0.56	8.93%	8.93%
Basic average shares	23,897,413	23,819,065	22,888,155
Diluted average shares	23,991,973	23,919,238	22,940,299

Performance ratios
Net interest margin (FTE)	3.48%	3.49%	3.57%
Return on average assets	0.94%	0.88%	0.89%
Return on average common equity	9.65%	9.02%	9.40%

Reconciliation table - non-GAAP financial information
Net income	$14,746	$13,383	$12,758	10.18%	15.58%
Noninterest income components
Less - gain on life insurance benefits (tax exempt)	(337)	(1,627)	-
Noninterest expense components
Add - loss on termination of derivatives, net of tax	663	-	-
Add - merger & acquisition expenses, net of tax	-	66	458
Add - impairment on acquired facilities, net of tax	-	298	-
Net operating earnings	$15,072	$12,120	$13,216	24.36%	14.04%

Diluted earnings per share, on an operating basis	$0.63	$0.51	$0.58	23.53%	8.62%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months Ended		% Change
	June 30,	June 30,	Jun 2014 vs.
	2014	2013	Jun 2013

Interest income
Interest on fed funds sold and short term investments	$106	$55	92.73%
Interest and dividends on securities	9,414	7,057	33.40%
Interest on loans	97,597	94,699	3.06%
Interest on loans held for sale	147	505	-70.89%
Total interest income	107,264	102,316	4.84%
Interest expense
Interest on deposits	5,579	5,208	7.12%
Interest on borrowed funds	5,026	6,630	-24.19%
Total interest expense	10,605	11,838	-10.42%
Net interest income	96,659	90,478	6.83%
Less - provision for loan losses	6,752	4,400	53.45%
Net interest income after provision for loan losses	89,907	86,078	4.45%
Noninterest income
Deposit account fees	8,821	8,559	3.06%
Interchange and ATM fees	6,298	5,089	23.76%
Investment management	9,739	8,242	18.16%
Mortgage banking income	1,364	3,951	-65.48%
Increase in cash surrender value of life insurance policies	1,443	1,531	-5.75%
Gain on life insurance benefits	1,964	-	100.00%
Net gain (loss) on sale of equity securities	71	(4)	-1875.00%
Loan level derivative income	1,070	1,348	-20.62%
Other noninterest income	3,602	3,698	-2.60%
Total noninterest income	34,372	32,414	6.04%
Noninterest expense
Salaries and employee benefits	45,923	44,309	3.64%
Occupancy and equipment expenses	11,447	10,169	12.57%
Data processing and facilities management	2,432	2,385	1.97%
FDIC assessment	1,871	1,755	6.61%
Merger and acquisition expenses	77	2,099	-96.33%
Loss on termination of derivatives	1,122	-	100.00%
Other noninterest expense	21,994	24,366	-9.73%
Total noninterest expense	84,866	85,083	-0.26%
Income before income taxes	39,413	33,409	17.97%
Provision for income taxes	11,284	8,399	34.35%
Net income	$28,129	$25,010	12.47%

Basic earnings per share	$1.18	$1.09	8.26%
Diluted earnings per share	$1.17	$1.09	7.34%
Basic average shares	23,858,456	22,856,132
Diluted average shares	23,956,000	22,905,236

Performance ratios
Net interest margin (FTE)	3.48%	3.58%
Return on average assets	0.91%	0.89%
Return on average common equity	9.34%	9.33%

Reconciliation table - non-GAAP financial information
Net income	$28,129	$25,010	12.47%
Noninterest income components
Less - gain on life insurance benefits, tax exempt	(1,964)	-
Noninterest expense components
Add - loss on termination of derivatives, net of tax	663	-
Add - severance, net of tax	-	192
Add - merger & acquisition expenses, net of tax	66	1,314
Add - impairment on acquired facilities, net of tax	298	-
Net operating earnings	$27,192	$26,516	2.55%

Diluted earnings per share, on an operating basis	$1.14	$1.16	-1.72%

Reconciliation table - non-GAAP financial information
(Unaudited dollars in thousands)	Three Months Ended					Six Months Ended
				% Change				% Change
	June 30,	March 31,	June 30,	Jun 2014 vs.	Jun 2014 vs.	June 30,	June 30,	Jun 2014 vs.
	2014	2014	2013	Mar 2014	Jun 2013	2014	2013	Jun 2013

Noninterest income GAAP	$16,857	$17,516	$16,692	-3.76%	0.99%	$34,372	$32,414	6.04%
Less - gain on life insurance benefits	(337)	(1,627)	-	-79.29%	100.00%	(1,964)	-	100.00%
Total noninterest income as adjusted	$16,520	$15,889	$16,692	3.97%	-1.03%	$32,408	$32,414	-0.02%

Noninterest expense GAAP	$42,980	$41,887	$42,164	2.61%	1.94%	$84,866	$85,083	-0.26%
Less - loss on termination of derivatives	(1,122)	-	-	100.00%	100.00%	(1,122)	-	100.00%
Less - severance	-	-	-	n/a	n/a	-	(325)	-100.00%
Less - merger and acquisition expenses	-	(77)	(754)	-100.00%	-100.00%	(77)	(2,099)	-96.33%
Less - impairment on acquired facilities	-	(503)	-	-100.00%	n/a	(503)	-	100.00%
Total noninterest expense as adjusted	$41,858	$41,307	$41,410	1.34%	1.08%	$83,164	$82,659	0.61%

Asset quality	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Six Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2014	2013	2014	2013

Nonperforming loans
Commercial & industrial loans	$2,368	$3,299	$3,009	$342	$704	$1,199	$1,046	$1,486
Commercial real estate loans	6,586	13,970	10,134	463	2,854	188	3,317	595
Small business loans	433	788	698	36	221	239	257	345
Residential real estate loans	10,812	11,000	12,496	136	128	100	264	161
Home equity	7,151	7,062	10,024	253	1	227	254	483
Other consumer	66	52	188	111	204	78	315	189
Total nonperforming loans / total net charge-offs	$27,416	$36,171	$36,549	$1,341	$4,112	$2,031	$5,453	$3,259
Nonaccrual securities	2,570	2,353	2,169
Other assets in possession	163	167	176
Other real estate owned	9,512	7,830	9,211
Total nonperforming assets	$39,661	$46,521	$48,105

Nonperforming loans/gross loans	0.56%	0.75%	0.81%
Allowance for loan losses/nonperforming loans	198.93%	148.27%	144.95%
Gross loans/total deposits	92.21%	94.00%	96.87%
Allowance for loan losses/total loans	1.12%	1.12%	1.17%

Net charge-offs to average loans (quarter annualized)				0.11%	0.35%	0.18%
Net charge-offs to average loans (year-to-date)							0.23%	0.15%

	Three Months Ending
	June 30,	March 31,	June 30,
Nonperforming assets reconciliation	2014	2014	2013
Nonperforming assets beginning balance	$46,521	$43,833	$46,815
New to Nonperforming	5,109	10,369	11,907
Loans charged-off	(2,150)	(4,566)	(2,479)
Loans paid-off	(7,615)	(1,367)	(4,543)
Loans transferred to other real estate owned/other assets	(3,509)	(746)	(368)
Loans restored to performing status	(491)	(2,062)	(1,087)
New to other real estate owned	3,511	746	368
Sale of other real estate owned	(2,169)	(590)	(3,793)
Capital improvements to other real estate owned	432	444	1,158
Other	22	460	127
Nonperforming assets ending balance	$39,661	$46,521	$48,105

	Troubled Debt Restructurings
	At
	June 30,	March 31,	June 30,
	2014	2014	2013
Troubled debt restructurings on accrual status	$38,925	$40,329	$38,898
Troubled debt restructurings on nonaccrual status	7,499	6,998	9,777
Total troubled debt restructurings	$46,424	$47,327	$48,675

	June 30,	March 31,	June 30,
Financial ratios	2014	2014	2013
Book value per common share	$25.79	$25.23	$23.73
Tangible book value per share	$18.20	$17.61	$16.70
Tangible common capital/tangible assets	7.05%	6.96%	6.72%

Capital adequacy
Tier one leverage capital ratio (1)	8.62%	8.60%	8.56%
(1) Estimated number for June 30, 2014.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$110,631	$69	0.25%	$61,356	$38	0.25%	$34,379	$21	0.25%
Securities
Taxable investment securities	718,971	4,690	2.62%	706,355	4,650	2.67%	533,823	3,506	2.63%
Nontaxable investment securities (1)	6,107	63	4.14%	6,143	63	4.16%	916	18	7.88%
Total securities	725,078	4,753	2.63%	712,498	4,713	2.68%	534,739	3,524	2.64%
Loans held for sale	9,548	96	4.03%	6,041	51	3.42%	35,945	237	2.64%
Loans
Commercial and industrial	845,848	8,140	3.86%	816,467	7,942	3.94%	735,517	7,338	4.00%
Commercial real estate (1)	2,284,621	24,723	4.34%	2,281,778	24,204	4.30%	2,149,662	24,242	4.52%
Commercial construction	242,465	2,617	4.33%	228,818	2,346	4.16%	224,453	2,307	4.12%
Small business	78,852	1,087	5.53%	77,503	1,069	5.59%	77,747	1,092	5.63%
Total commercial	3,451,786	36,567	4.25%	3,404,566	35,561	4.24%	3,187,379	34,979	4.40%
Residential real estate	540,178	5,320	3.95%	540,382	5,166	3.88%	537,138	5,389	4.02%
Home equity	835,134	7,345	3.53%	823,890	7,258	3.57%	793,381	7,069	3.57%
Total consumer real estate	1,375,312	12,665	3.69%	1,364,272	12,424	3.69%	1,330,519	12,458	3.76%
Other consumer	17,819	449	10.11%	19,226	485	10.23%	23,099	517	8.98%
Total loans	4,844,917	49,681	4.11%	4,788,064	48,470	4.11%	4,540,997	47,954	4.24%
Total interest-earning assets	$5,690,174	$54,599	3.85%	$5,567,959	$53,272	3.88%	$5,146,060	$51,736	4.03%
Cash and due from banks	114,797			140,788			131,214
Federal Home Loan Bank stock	38,228			39,926			38,674
Other assets	422,739			405,367			405,721
Total assets	$6,265,938			$6,154,040			$5,721,669
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,041,213	$918	0.18%	$1,962,983	$889	0.18%	$1,681,666	$674	0.16%
Money market	1,003,485	607	0.24%	997,817	619	0.25%	873,412	550	0.25%
Time deposits	715,481	1,264	0.71%	733,018	1,281	0.71%	722,486	1,319	0.73%
Total interest-bearing deposits	$3,760,179	$2,789	0.30%	$3,693,818	$2,789	0.31%	$3,277,564	$2,543	0.31%
Borrowings
Federal Home Loan Bank borrowings	$131,561	$862	2.63%	$151,273	$1,002	2.69%	$305,741	$1,433	1.88%
Customer repurchase agreements and other short-term borrowings	135,831	44	0.13%	138,536	55	0.16%	135,657	65	0.19%
Wholesale repurchase agreements	50,000	289	2.32%	50,000	286	2.32%	50,000	289	2.32%
Junior subordinated debentures	73,824	994	5.40%	73,884	992	5.45%	74,045	1,009	5.47%
Subordinated debentures	30,000	254	3.40%	30,000	248	3.35%	30,000	541	7.23%
Total borrowings	$421,216	$2,443	2.33%	$443,693	$2,583	2.36%	$595,443	$3,337	2.25%
Total interest-bearing liabilities	$4,181,395	$5,232	0.50%	$4,137,511	$5,372	0.53%	$3,873,007	$5,880	0.61%
Demand deposits	1,387,906			1,347,559			1,227,294
Other liabilities	83,903			67,259			77,177
Total liabilities	$5,653,204			$5,552,329			$5,177,478
Stockholders' equity	612,734			601,711			544,191
Total liabilities and stockholders' equity	$6,265,938			$6,154,040			$5,721,669

Net interest income		$49,367			$47,900			$45,856

Interest rate spread (2)			3.35%			3.35%			3.42%

Net interest margin (3)			3.48%			3.49%			3.57%

Supplemental Information
Total deposits, including demand deposits	$5,148,085	$2,789		$5,041,377	$2,789		$4,504,858	$2,543
Cost of total deposits			0.22%			0.22%			0.23%
Total funding liabilities, including demand deposits	$5,569,301	$5,232		$5,485,070	$5,372		$5,100,301	$5,880
Cost of total funding liabilities			0.38%			0.40%			0.46%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $314,000, $291,000, and $241,000 for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2014			June 30, 2013
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$86,130	$106	0.25%	$43,712	$55	0.25%
Securities
Taxable investment securities	712,698	9,340	2.64%	528,715	7,035	2.68%
Nontaxable investment securities (1)	6,125	126	4.15%	916	37	8.15%
Total securities	718,823	9,466	2.66%	529,631	7,072	2.69%
Loans held for sale	7,805	147	3.80%	38,901	505	2.62%
Loans
Commercial and industrial	831,239	16,083	3.90%	714,517	14,176	4.00%
Commercial real estate (1)	2,283,207	48,925	4.32%	2,135,820	47,968	4.53%
Commercial construction	235,679	4,963	4.25%	211,947	4,323	4.11%
Small business	78,181	2,156	5.56%	77,717	2,152	5.58%
Total commercial	3,428,306	72,127	4.24%	3,140,001	68,619	4.41%
Residential real estate	540,280	10,486	3.91%	558,757	11,307	4.08%
Home equity	829,543	14,603	3.55%	795,282	14,163	3.59%
Total consumer real estate	1,369,823	25,089	3.69%	1,354,039	25,470	3.79%
Other consumer	18,519	934	10.17%	24,485	1,081	8.90%
Total loans	4,816,648	98,150	4.11%	4,518,525	95,170	4.25%
Total interest-earning assets	$5,629,406	$107,869	3.86%	$5,130,769	$102,802	4.04%
Cash and due from banks	127,721			100,106
Federal Home Loan Bank stock	39,072			39,853
Other assets	414,099			413,055
Total assets	$6,210,298			$5,683,783
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,002,314	$1,808	0.18%	$1,647,222	$1,380	0.17%
Money market	1,000,667	1,226	0.25%	870,922	1,129	0.26%
Time deposits	724,201	2,546	0.71%	740,396	2,700	0.74%
Total interest-bearing deposits	$3,727,182	$5,580	0.30%	$3,258,540	$5,209	0.32%
Borrowings
Federal Home Loan Bank borrowings	$141,362	$1,864	2.66%	$288,744	$2,811	1.96%
Customer repurchase agreements and other short-term borrowings	137,176	99	0.15%	145,606	155	0.21%
Wholesale repurchase agreements	50,000	574	2.32%	50,000	574	2.32%
Junior subordinated debentures	73,854	1,986	5.42%	74,074	2,009	5.47%
Subordinated debentures	30,000	502	3.37%	30,000	1,080	7.26%
Total borrowings	$432,392	$5,025	2.34%	$588,424	$6,629	2.27%
Total interest-bearing liabilities	$4,159,574	$10,605	0.51%	$3,846,964	$11,838	0.62%
Demand deposits	1,367,844			1,214,126
Other liabilities	75,627			81,945
Total liabilities	$5,603,045			$5,143,035
Stockholders' equity	607,253			540,748
Total liabilities and stockholders' equity	$6,210,298			$5,683,783

Net interest income		$97,264			$90,964

Interest rate spread (2)			3.35%			3.42%

Net interest margin (3)			3.48%			3.58%

Supplemental Information
Total deposits, including demand deposits	$5,095,026	$5,580		$4,472,666	$5,209
Cost of total deposits			0.22%			0.23%
Total funding liabilities, including demand deposits	$5,527,418	$10,605		$5,061,090	$11,839
Cost of total funding liabilities			0.39%			0.47%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $605,000 and $486,000 for the six months ended June 30, 2014 and 2013, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Robert Cozzone, 781-982-6723
Chief Financial Officer and Treasurer